UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2011

National Technical Systems, Inc.
(Exact name of registrant as specified in its charter)

California	0-16438	95-4134955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

24007 Ventura Boulevard, Suite 200
Calabasas, California  91302
(Address of Principal Executive Offices) (Zip Code)

(818) 591-0776
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Financing

On June 27, 2011, we entered into a securities purchase agreement with Mill Road Capital, L.P., or MRC, pursuant to which in exchange for $14 million, we issued to MRC: (i) 933,333 shares of our common stock; (ii) a 5-year 15% subordinated note in the original principal amount of $7 million, which we sometimes refer to as the subordinated note; and (iii) a warrant to purchase up to 300,000 shares of our common stock.  The financing resulted in net proceeds to us of $13.2 million, after deducting fees and expenses.  We sometimes refer to the financing as our June 2011 financing.

Securities Purchase Agreement

We are subject to various restrictive covenants under the terms of the securities purchase agreement, including restrictions on (i) our ability to declare or pay dividends in respect of, or repurchase, our common stock; and (ii) our ability to incur or assume other indebtedness, subject to certain exceptions such as debt subordinated to the subordinated note and debt arising under the amended and restated credit agreement we entered into with Comerica Bank dated November 10, 2010, or the Comerica credit agreement.

The securities purchase agreement also imposes certain financial covenants on us which are determined as of the end of each fiscal quarter, commencing with the quarter ending April 30, 2011:

•	we must maintain a consolidated fixed charge coverage ratio of not less than 1.00 to 1.00 for the quarters ended April 30, 2011 and July 31, 2011;
•	we must maintain a consolidated fixed charge coverage ratio of not less than 1.08 to 1.00 for the quarter ended October 31, 2011 and any fiscal quarter ending thereafter;
•	we must maintain a consolidated effective tangible net worth of not less than $25,200,000, which amount is subject to increase on January 31 of each year;
•	we must maintain a consolidated total debt to consolidated EBITDA ratio of not more than 4.12 to 1.00; and
•	we must maintain a consolidated senior debt to consolidated EBITDA ratio of not more than 3.30 to 1.00.

Under the terms of the securities purchase agreement, for so long as MRC beneficially owns 5% or more of the outstanding shares of our common stock, we agreed to appoint a person designated by MRC to our board of directors.

The securities purchase agreement also provides that for a period of one year following the closing date, MRC will have a right of first offer on any subsequent placement that we make of our common stock or securities convertible into or exchangeable or exercisable for shares of our common stock.

Subordinated Note

The following summarizes the terms of the subordinated note we issued to MRC:

Term.  All then outstanding principal and accrued and unpaid interest is due and payable on June 27, 2016.

Interest.  Interest accrues at a rate of 10.0% per annum, which amount is payable quarterly in arrears on each May 31, August 31, November 30 and February 28 (or 29) of each year, with the first payment due on August 31, 2011. In addition, interest also accrues at a rate of 5.0% per annum, which amount is added automatically to the unpaid principal amount of the subordinated note on each date cash interest is payable.

Optional Prepayment.  We may voluntarily prepay the subordinated note, in whole or in part, at any time after June 27, 2013, by paying the principal amount being prepaid, plus all accrued and unpaid interest on the principal amount being prepaid, plus a prepayment premium equal to a certain percentage of the principal amount being prepaid depending on when the prepayment occurs. If the prepayment occurs between June 28, 2013 and June 27, 2014, the prepayment premium equals 5% of the principal amount being prepaid. The percentage decreases to 4% and 3% if the prepayment occurs between June 28, 2014 and June 27, 2015 and between June 28, 2015 and June 27, 2016, respectively.

Mandatory Prepayment.  Upon the occurrence of a change of control, we are required to pay the principal amount then outstanding, plus all accrued and unpaid interest, plus a prepayment premium depending on when such change of control occurs. If the change of control occurs on or before June 27, 2013, the prepayment premium equals 5% of the principal amount that would have been outstanding as of June 27, 2013, plus an amount equal to all unpaid cash interest that has accrued through the date of the change of control, plus an amount equal to 75% of the cash interest that that would have been payable under the note from the date of the change of control through June 26, 2013, plus an amount equal to 75% of all interest that would have been automatically added to the unpaid principal amount of the note from the date of the change of control through June 26, 2013. If the change of control occurs between June 28, 2013 and June 27, 2014, the prepayment premium equals 5% of the principal amount then outstanding. The prepayment premium decreases to 4% and 3% of the principal amount then outstanding if such change of control occurs between June 28, 2014 and June 27, 2015 and between June 28, 2015 and June 27, 2016, respectively.

Events of Default.  The subordinated note defines certain events of default, including but not limited to: failing to make a payment obligation under the note,  failing to observe covenants of related agreements (subject to applicable cure periods), entering into a change of control transaction, entering into certain consolidations or mergers, admitting in writing an inability to pay debts as they mature or making an assignment for the benefit of creditors, filing a petition under any chapter of the United States Bankruptcy Code, becoming subject to a final arbitration award, judgment or decree for the payment of money in excess of $1,200,000, defaulting on a bond, debenture or note (other than  one held by MRC) which relates to an amount owing in excess of $1,200,000 and such indebtedness has been declared due and payable prior to its stated maturity as a result of such default (not including obligations owed under the Comerica credit agreement), liquidating, dissolving or suspending business operations, and selling all or substantially all of our assets.

Subordination.  The subordinated note is subordinated to the Comerica credit agreement.

Warrant

The warrant we issued in our June 2011 financing has a term of seven-years and entitles MRC to purchase an aggregate of up to 300,000 shares of our common stock at a price of $0.75 per share, subject to adjustment, for dividends, subdivisions, or combinations of our shares of common stock and similar transactions.

Registration Rights Agreement

In connection with our June 2011 financing, we entered into a registration rights agreement with MRC pursuant to which we agreed to file a registration statement with the SEC for the resale of the 933,333 shares of our common stock we issued to MRC under the securities purchase agreement and the 300,000 shares of our common stock issuable to MRC upon exercise of the warrant we issued to MRC.

The registration rights agreement contains penalty provisions if (i) we fail to file a registration statement before July 27, 2011, (ii) we fail to secure the effectiveness of the registration statement by the earlier of (a) five business days after the SEC has informed us that no review of the registration statement will be made or that the SEC has no further comments on the registration statement or (b) by October 25, 2011, or (iii) MRC cannot sell our shares of common stock pursuant to the registration statement after the registration statement has been declared effective for reasons other than market conditions or our suspension of the use of a prospectus included in any registration resulting from our determination that such suspension is necessary to delay the disclosure of material non-public information concerning our company that would be materially detrimental to our company or to amend or supplement the affected registration statement or related prospectus so that such registration statement or prospectus does not include an untrue statement of a material fact or omit to state a material fact required to be stated or required to make statements not misleading.  In the event of any such breach, MRC will be entitled to liquidated damages in the amount of $0.075 per share covered by the registration statement, not to exceed $420,000, payable within three business days of the last day of each 30-day period following such breach.

We also granted to MRC piggyback registration rights under the registration rights agreement.

The above summary of the securities purchase agreement, the subordinated note, the warrant and the registration rights agreement is qualified in its entirety by reference to the securities purchase agreement, the subordinated note, the warrant and the registration rights agreement, a copy of each of which is filed as an exhibit to this report and incorporated herein by reference. The agreements we entered into in connection the our June 2011 financing, including the securities purchase agreement, the subordinated note and the registration rights agreement, have been filed with this report to provide investors and stockholders with information regarding their respective terms. Those agreements are not intended to provide any other factual information about our company. The representations, warranties and covenants contained in those agreements were made only for purposes of those agreements and as of specific dates, were solely for the benefit of the parties to those agreements, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under any of the agreements and should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of our company or our subsidiaries. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the agreements, which subsequent information may or may not be fully reflected in our public disclosures.

We issued a press release announcing our June 2011 financing, a copy of which is filed as an exhibit to this report and incorporated herein by reference.

Amendment to Shareholder Rights Agreement

As previously reported in our current report on Form 8-K filed with the Securities and Exchange Commission, or the SEC, on September 22, 2010, we entered into a shareholder rights agreement with Computershare Trust Company, N.A., as rights agent, pursuant to which, on September 21, 2010, our board of directors declared a dividend distribution of a right for each outstanding share of our voting common stock to our shareholders of record at the close of business on October 1, 2010, and with respect to shares of common stock issued thereafter until the distribution date and, in certain circumstances, with respect to shares of our common stock issued after the distribution date.

On June 27, 2011, we and Computershare Trust Company entered into an amendment to the shareholder rights agreement to (i) replace the exhibit to the shareholder rights agreement that contains the certificate of determination of our Series A Junior Participating Preferred Stock with a revised certificate of determination of such series of our preferred stock, the material terms of which are summarized under Item 5.03 of this report, and (ii) provide that neither MRC nor any of its affiliates or associates will be deemed to be a Restricted Person (as such term is defined below) until such person beneficially owns 20% or more of our outstanding common stock.

Generally, the rights that were the subject of the dividend distribution declared by our board of directors on September 21, 2010 will separate from our shares of common stock and a distribution date will occur 10 days (or such longer time as our board of directors may determine) following the earlier to occur of:

•
the first date of public announcement or disclosure that a person has become an “Acquiring Person” as a result of such person either (a) becoming a Restricted Person as a result of an acquisition of beneficial ownership of shares of our common stock on or after September 21, 2010, except pursuant to a permitted acquisition, or (b) acquiring additional beneficial ownership of shares of our common stock on or after September 21, 2010, except pursuant to a permitted acquisition, at a time when such person is a Restricted Person; and

•
the commencement by a person other than the Company, a subsidiary of the Company or one of its employee benefit plans of, or first public disclosure of an intention to commence, a tender or exchange offer for outstanding shares of our common stock, the consummation of which offer would result in a person or group becoming an Acquiring Person.

A "Restricted Person" is generally defined as any person that beneficial owns 15% or more of the outstanding shares of our common stock. The effect of the amendment to the shareholder rights agreement described above is to increase the beneficial ownership threshold for being a Restricted Person for MRC and its affiliates and associates from 15% to 20%.

The above summary of the amendment to the shareholder rights agreement is qualified in its entirety by reference to the amendment to the shareholder rights agreement, a copy of which is filed as an exhibit to this report and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this report is incorporated herein by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this report is incorporated herein by reference into this Item 3.02.  MRC, the investor in our June 2011 financing, is an accredited investor, as such term is defined in Rule 501 promulgated under the Securities Act of 1933.  The offering and sale of our securities to MRC under the June 2011 financing was made in a private placement under Section 4(2) of the Securities Act and/or Rule 506 promulgated under the Securities Act.  The offering was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investor in connection with the offering.

Item 3.03	Material Modifications to Rights of Security Holders

The information set forth in Items 1.01  and 5.03 of this report are incorporated herein by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 27, 2011, we filed a certificate of determination to our certificate of incorporation with the California Secretary of State, setting forth the rights, preferences and privileges of our Series A junior participating preferred stock, or our Series A preferred stock.

Under the terms of the shareholder rights agreement we entered into with Computershare Trust Company, N.A., as rights agent, on September 22, 2010, each right, when it becomes exercisable, entitles the registered holder to purchase from our company 1/100th of a share of our Series A preferred stock at a per-share exercise price of $30.00 in cash, subject to adjustment.

The following summarizes the terms of our Series A preferred stock:

Amount.  There are 200,000 shares designated as our Series A preferred stock.

Dividends.  The shares of our Series A preferred stock are entitled to receive quarterly dividends payable in cash on the last days of April, July, October and January of each year beginning on the first such date after the first issuance of a share or fraction of a share of Series A preferred stock in an amount equal to 100 times the per share amount of all cash dividends paid in respect of shares of our common stock and 100 times the per share amount (payable in kind) of all non-cash dividends paid in respect of shares of our common stock, subject to adjustment for dividends, subdivisions, or combinations of our shares of common stock after October 1, 2010.

Voting Rights.  The shares of our Series A preferred stock are entitled to 100 votes per share on all matters submitted to a vote of our shareholders, subject to adjustment for dividends, subdivisions, or combinations of our shares of common stock after October 1, 2010. Generally, the holders of our Series A preferred stock and the holders of our common stock vote together as one class on all matters submitted to a vote of our shareholders.

Certain Restrictions.  Until all accrued and unpaid dividends and distributions on the shares of our Series A preferred stock have been paid in full, we may not declare or pay dividends on, or redeem or purchase, any of our shares of stock ranking junior to or on a parity with our Series A preferred stock, except that, with respect to shares of our stock ranking on a parity with our Series A preferred stock, we may declare or pay dividends paid ratably on our Series A preferred stock and all such parity stock on which dividends are payable or in arrears.

Liquidation and Dissolution.  Upon liquidation or dissolution of our company, no distribution may be made to the holders of shares of our stock ranking junior to our Series A preferred stock unless, prior thereto, the holders of our Series A preferred stock have received $100 per share plus all accrued and unpaid dividends and distributions for each share, subject to adjustment for dividends, subdivisions, or combinations of our shares of common stock after October 1, 2010.

The above summary of the terms of our Series A preferred stock is qualified in its entirety by reference to the certificate of determination to our certificate of incorporation setting forth the rights, preferences and privileges of our Series A preferred stock, a copy of which is filed as an exhibit to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
3.1	Certificate of Determination of Rights, Preferences and Privileges of Series A Junior Participating Preferred Stock.
4.1	Common stock purchase warrant issued to Mill Road Capital, L.P. in connection with the June 2011 financing.
4.2
Shareholder Rights Agreement dated September 21, 2010 between National Technical Systems, Inc. and Computershare Trust Company, N.A., as Rights Agent (incorporated herein by reference to Exhibit 4.1 of the registrant's current report on Form 8-K filed with the SEC on September 21, 2010).

4.3	First Amendment to the Shareholder Rights Agreement dated June 27, 2011 between National Technical Systems, Inc. and Computershare Trust Company, N.A., as Rights Agent.
10.1	5-year 15% subordinated note issued to Mill Road Capital, L.P. in connection with the June 2011 financing.
10.2	Securities Purchase Agreement, dated as of June 27, 2011, by and between National Technical Systems, Inc. and Mill Road Capital, L.P.
10.3	Registration Rights Agreement, dated as of June 27, 2011, by and between National Technical Systems, Inc. and Mill Road Capital, L.P.
99.1	Press release issued on June 28, 2011 announcing the June 2011 financing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2011	NATIONAL TECHNICAL SYSTEMS, INC.

	By:	/s/ Raffy Lorentzian
		Name:	Raffy Lorentzian
		Title:	Senior Vice President
Chief Financial Officer

INDEX TO EXHIBITS

The following documents are filed as exhibits to this report:

Exhibit	Description
3.1	Certificate of Determination of Rights, Preferences and Privileges of Series A Junior Participating Preferred Stock.
4.1	Common stock purchase warrant issued to Mill Road Capital, L.P. in connection with the June 2011 financing.
4.2
Shareholder Rights Agreement dated September 21, 2010 between National Technical Systems, Inc. and Computershare Trust Company, N.A., as Rights Agent (incorporated herein by reference to Exhibit 4.1 of the registrant's current report on Form 8-K filed with the SEC on September 21, 2010).

4.3	First Amendment to the Shareholder Rights Agreement dated June 27, 2011 between National Technical Systems, Inc. and Computershare Trust Company, N.A., as Rights Agent.
10.1	5-year 15% subordinated note issued to Mill Road Capital, L.P. in connection with the June 2011 financing.
10.2	Securities Purchase Agreement, dated as of June 27, 2011, by and between National Technical Systems, Inc. and Mill Road Capital, L.P.
10.3	Registration Rights Agreement, dated as of June 27, 2011, by and between National Technical Systems, Inc. and Mill Road Capital, L.P.
99.1	Press release issued on June 28, 2011 announcing the June 2011 financing.